Exhibit 99.3

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210

303-691-0680

FOR IMMEDIATE RELEASE
August 6, 2003

                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                      ANNOUNCES 27.5% NET INCOME INCREASE
                          FOR THE 2Q '03 VERSUS 2Q `02

DENVER, COLORADO, August 6, 2003...Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH dental practices, announced results for the quarter ended June 30, 2003. The Company reported net income increased 27.5% to $309,000, or $.21 per share of common stock on a diluted basis for the quarter ended June 30, 2003 compared to net income of $242,000, or $.15 per share of common stock on a diluted basis for the quarter ended June 30, 2002. For the quarter ended June 30, 2003, net revenue increased $247,000 to $7.9 million, or 3.2% when compared to net revenue of $7.6 million for the corresponding period in 2002. Total dental group practice revenue increased $386,000, or 3.6% to $11.1 million for the quarter ended June 30, 2003 compared to total group practice revenue of $10.7 million for the quarter ended June 30, 2002. The Company's earnings before interest, taxes depreciation and amortization (EBITDA) for the quarter ended June 30, 2003 and 2002 was $1.2 million.

For the six months ended June 30, 2003, net income increased 22.0% to $585,000, or $.39 per share of common stock on a diluted basis compared to net income of $480,000, or $.29 per share of common stock on a diluted basis for the six months ended June 30, 2002. For the six months ended June 30, 2003, net revenue increased $208,000 to $15.6 million, or 1.4%, when compared to net revenue of $15.4 million for the corresponding period in 2002. Total dental group practice revenue increased $316,000, or 1.5% to $22.0 million for the six months ended June 30, 2003 compared to $21.7 million for the six months ended June 30, 2002. EBITDA for the six months ended June 30, 2003 and 2002 was $2.3 million,

During the quarter ended June 30, 2003 the Company utilized internally generated funds to pay down $900,000 of its bank debt and to fund open-market purchases of its Common Stock totaling $245,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of June 30, 2003 the Company managed 54 dental offices, of which 37 were acquired and 17 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

The company previously announced it would conduct a conference call to review first quarter ended June 30, 2003 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Wednesday, August 6, 2003, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-937-6563 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on August 6th, the rebroadcast number is 1-800-839-0860 with the pass code of 1178. This rebroadcast will be available through August 20, 2003.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Summit Financial Relations, Inc.
(720) 493-0303/fax
(720) 529-6749
CONTACT: David Olson
         President

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
                                                  BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                                                       UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Quarters Ended June 30,                   Six Months Ended June 30,
                                              2002                   2003                 2002                2003
                                          -----------           -----------           -----------        ------------
NET REVENUE (a)                           $ 7,633,596           $ 7,880,470           $15,401,210         $15,609,228

DIRECT EXPENSES:
    Clinical salaries and benefits          2,965,813             3,002,902             5,938,011           6,013,741
    Dental supplies                           454,698               478,576               898,959             923,173
    Laboratory fees                           626,007               669,624             1,220,978           1,269,126
    Occupancy                                 860,615               870,260             1,694,885           1,733,968
    Advertising and marketing                  81,589                95,719               160,655             193,658
    Depreciation and amortization             598,836               565,459             1,193,226           1,147,486
    General and administrative                801,247               777,848             1,574,934           1,529,088
                                          -----------           -----------           -----------        ------------
                                            6,388,805             6,460,388            12,681,648          12,810,240
                                          -----------           -----------           -----------        ------------
    Contribution from dental offices        1,244,791             1,420,082             2,719,562           2,798,988
CORPORATE EXPENSES:
    General and administrative                681,873               811,860             1,587,805           1,611,698
    Depreciation and amortization              83,960                74,767               163,179             154,749
                                          -----------           -----------           -----------        ------------
    Operating income                          478,958               533,455               968,578           1,032,541
Interest expense, net                          88,550                35,845               195,031              88,648
                                          -----------           -----------           -----------        ------------
    Income before income taxes                390,408               497,610               773,547             943,893
    Income tax expense                        148,355               189,093               293,948             358,679
                                          -----------           -----------           -----------        ------------
    Net income                            $   242,053           $   308,517           $   479,599         $   585,214
                                          ===========           ===========           ===========        ============
Net income per share of Common Stock:

    Basic                                 $       .16           $       .23           $       .32        $        .43
                                          ===========           ===========           ===========        ============
    Diluted                               $       .15           $       .21           $       .29        $        .39
                                          ===========           ===========           ===========        ============

Weighted average number of shares of Common Stock and dilutive securities:

    Basic                                   1,503,553             1,341,461             1,505,121           1,374,195
                                          ===========           ===========           ===========        ============
    Diluted                                 1,650,896             1,476,919             1,634,356           1,505,183
                                          ===========           ===========           ===========        ============

a) Total dental group practice revenue less amounts retained by group practices. Dental practice revenue was $11,121,493 for the three months ended June 30, 2003 compared with $10,735,627 for the three months ended June 30, 2002 and was $22,034,074 for the six months ended June 30, 2003 compared to $21,717,694 for the six months ended June 30, 2002.

Although EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA can be made by adding Depreciation and Amortization Expense, Depreciation and Amortization Expense - Corporate, Interest Expense, Net and Income Tax Expense to Net Income as in the table below.


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


                                               Quarters Ended June 30,                 Six Months Ended June 30,
                                       ===================================           =============================
                                            2002                   2003                 2002               2003
                                       ============           ============           ===========       ===========
RECONCILIATION OF EBITDA:
   Net Income                          $    242,053           $    308,517           $   479,599       $   585,214
   Depreciation and
   Depreciation and amortization
    - Corporate                              83,960                 74,767               163,179           154,749
   Interest Expense, Net                     88,550                 35,845               195,031            88,648
   Income Tax Expense                       148,355                189,093               293,948           358,679
                                       ------------           ------------           -----------       -----------
   EBITDA                               $ 1,161,754            $ 1,173,681           $ 2,324,983       $ 2,334,776
                                       ============           ============           ===========       ===========


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